As filed with the Securities and Exchange Commission on November 15, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                 EXACTECH, INC.
             (Exact name of registrant as specified in its charter)

           Florida                                             59-2603930
 ----------------------------------------                 ----------------------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)

                              2320 N.W. 66th Court
                           Gainesville, Florida 32653
                    (Address of Principal Executive Offices)

             Exactech, Inc. Employee Stock Option and Incentive Plan
                   Exactech, Inc. Directors Stock Option Plan
                            (Full title of the Plan)

                               -------------------

                               William Petty, M.D.
                Chairman of the Board and Chief Executive Officer
                                 Exactech, Inc.
                              2320 N.W. 66th Court
                           Gainesville, Florida 32653
                     (Name and address of agent for service)

                                 (352) 377-1140
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Fern S. Watts, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0692

                               -------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                   Proposed maximum        Proposed
           Title of securities     Amount to be     offering price     maximum aggregate        Amount of
            to be registered        registered       per share(1)      offering price(1)    registration fee
------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value................  720,041 shares    $3.28 - $14.62       $7,460,859.20          $1,939.82
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of (i) the actual prices of $3.28, $6.67, $7.125, $7.50, $7.75, $7.875, $8.00, $8.80, $9.00,
      $10.62, $11.69, $12.81, $13.06, $13.75 and $14.62 for an aggregate of
      49,102, 72,068, 14,000, 9,000, 19,000, 20,000, 216,250, 70,000, 6,000,
      47,306, 27,280, 24,500, 5,000, 1,000 and 4,500 options, respectively, to purchase Common Stock being registered, which have already been granted under the Exactech, Inc. Employee Stock Option and Incentive Plan and the Exactech, Inc. Directors Stock Option Plan and (ii) the average of the high and low sale price of the Common Stock on November 13, 2000 with respect to 135,035 shares of Common Stock subject to future grants of options under the Exactech, Inc. Employee Stock Option and Incentive Plan and the Exatech, Inc. Directors Stock Option Plan.

                                  Page 1 of 4
                            Exhibit Index at Page 4

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

------------------

* The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                  (b) all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1999; and

                  (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 333-02980) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

                  The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

                  At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits

                  See "Exhibit Index" included herein.

Item 9.           Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                               (i)   To include any prospectus required by
Section 10(a)(3) of the Act;

                               (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida on November 15, 2000.

                             EXACTECH, INC.

                             By:/s/ William Petty
                                -------------------------------------------
                                 William Petty
                                 Chairman of the Board and Chief Executive
                                 Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Petty his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                       Date
               ---------                                        -----                                       ----
/s/ William Petty                                   Chairman of the Board and Chief                   November 15, 2000
---------------------------------------             Executive Officer (principal
             William Petty                          executive officer)


/s/ Timothy J. Seese                                President, Chief Operating                        November 15, 2000
---------------------------------------             Officer and Director
           Timothy J. Seese                         Officer and Director


/s/ Gary J. Miller                                  Vice President and Director                       November 15, 2000
---------------------------------------
            Gary J. Miller

 /s/ Joel C. Phillips                               Chief Financial Officer                           November 15, 2000
---------------------------------------             (principal financial officer
           Joel C. Phillips                         and principal accounting officer)


                                                    Director                                          November __, 2000
---------------------------------------
            Albert Burstein


---------------------------------------             Director                                          November __, 2000
           Wynn Kearney, Jr.


                                                    Director                                          November __, 2000
---------------------------------------
             Paul E. Metts

                                  EXHIBIT INDEX

Exhibit
 Number                      Description
--------                     -----------
  3.1 Registrant's Articles of Incorporation, as amended(1)

  3.2     Form of Articles of Amendment to Articles of
          Incorporation(2)

  3.3     Registrant's Amended and Restated Bylaws(3)

  4.3     Exactech, Inc. Directors Stock Option Plan(4)

  4.4     Exactech, Inc. Employee Stock Option and
          Incentive Plan(5)

  5.1     Opinion of Greenberg Traurig, P.A.

 23.1     Consent of Deloitte & Touche LLP

 23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney is included in the Signatures section of this Registration Statement

------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-02980).

(2) Incorporated by reference to Exhibit 3.3 filed with the Registrant's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-02980).

(3) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (File No.333-02980).

(4) Incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-02980).

(5) Incorporated by reference to Exhibit 10.2 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-02980).